Exhibit 99.2

News

FOR IMMEDIATE RELEASE

Contact:
Kathy Lynch
Investor Relations
Curative Health Services
631-232-7091
klynch@curativehealth.com

CURATIVE HEALTH SERVICES REPORTS RESULTS FOR
THIRD QUARTER 2004

Hauppauge, New York – November 3, 2004 - Curative Health Services, Inc., (Nasdaq: CURE), today reported third quarter results for the period ended September 30, 2004.  Total revenues for the third quarter 2004 were $68.7 million, compared with $46.6 million reported in the third quarter of 2003.  GAAP net loss was $2.1 million or $.16 per diluted share for the third quarter of 2004, compared with GAAP net income of $1.8 million or $.14 per diluted share, for the third quarter of 2003.  Adjusted net loss for the third quarter 2004 was $.4 million or $.03 per diluted share, compared with adjusted net income of $2.9 million or $.21 per diluted share for the third quarter of 2003.

For the quarter ended September 30, 2004, the Company reported earnings before interest, other expense, and taxes (EBIT) of 3.0 million and earnings before interest, other expense, taxes, and items (Adjusted EBIT) of $4.2 million.  Earnings before interest, other expense, taxes, depreciation and amortization (EBITDA) for the quarter ended September 30, 2004 was $4.5 million and earnings before interest, other expense, taxes, depreciation, amortization, and items (Adjusted EBITDA) was $5.8 million.

For the nine months ended September 30, 2004, the Company recorded revenues of $198.7 million compared to $149.3 million for the same period in 2003.  GAAP net loss was $2.1 million or $.16 per share compared to net income of $8.7 million or $.64 per share for the same period in 2003.

For the nine months ended September 30, 2004, the Company reported earnings before interest, other expense, and taxes (EBIT) of $7.4 million and earnings before interest, other expense, taxes, and items (Adjusted EBIT) of $14.8 million.  Earnings before interest, other expense, taxes, depreciation and amortization (EBITDA) for the nine months ended September 30, 2004 was $11.3 million and earnings before interest, other income, taxes, depreciation, amortization, and items (Adjusted EBITDA) was $18.7 million. A reconciliation of GAAP net income and other GAAP measures to non-GAAP measures is included in the tables accompanying this press release.

The adjusted third quarter 2004 results add back to GAAP net income certain aggregate after-tax items of approximately $1.7 million ($2.8 million pre-tax) or $.13 per diluted share. These items were related to the Company’s acquisition of Critical Care Systems (CCS), hemophilia reimbursement litigation expenses, change in the fair value of the Company’s interest rate swap and amortization of intangibles and long-term incentive compensation. Management believes the adjusted net income, adjusted net income per diluted share, EBIT, adjusted EBIT, EBITDA and adjusted EBITDA information is necessary to better present the Company’s underlying business operating results and are key indicators of the Company’s ability to generate working capital and service its debt.  Additionally, management believes costs incurred such as those relating to acquisition integration, litigation, amortization of intangibles and long term compensation and changes in the fair value of the Company’s interest rate swap are best viewed as distinct expense categories.  Further, management believes the change in the fair value of its interest rate swap is comparable to interest and so is included in the calculation of EBIT.

Recent Highlights:

•                  Joint Commission on Accreditation of Healthcare Organizations (JCAHO), Home Care Program awarded to three more Critical Care Systems’ branch locations.

•                  Converted additional Curative satellite pharmacy locations to Critical Care Systems’ branch locations.

•                  Wound Care Management business serviced its one millionth wound.

“Our third quarter was a challenging one as the significant cuts to California reimbursement for blood clotting factor effective June 1, 2004, continued to have a material effect on earnings in Q3,” said Joseph Feshbach, Curative’s Chairman and Chief Executive Officer.  “Moreover, we are experiencing gross margin and cost pressure across certain segments of our business.”

“Nevertheless, we are pleased with the integration progress of the operations of Critical Care Systems and the legacy Curative pharmacy operations,” said Mr. Feshbach.  “As we look long term, we believe the continued development of our Critical Care Systems’ national branch network will result in a sustainable growth strategy.”

“We are committed to providing superior clinical services and cost-saving complex therapies to our patients through our expanding national footprint of Critical Care Systems’ local, full-service pharmacy branches,” said Mr. Paul F. McConnell, President and Chief Operating Officer of the Company.

Fiscal 2004 Guidance

Because the Company is currently facing a number of near term uncertainties such as: proposed changes to Medicare reimbursement and certain other state Medicaid programs for blood clotting factor, supply cost increases for IVIG products coupled with top line reimbursement pressure, reemergence of Hemophilia Treatment Centers as a potential competitor, increased operating expenses such as increased costs of clinical pharmacists and skilled nurses and the ramp up of the Synagis® season, the Company is engaged in a detailed review of its revenue assumptions and cost structure and is reconsidering its guidance for Q4 2004 and the full year 2005.  As a result, previous guidance for 2004 and 2005 should not be relied upon.  The Company anticipates providing 2005 guidance early in the year.

The Company is on track to open 7 new Specialty Infusion branches in 2004 and the first of 6 to 8 new branches for 2005 is scheduled to open in January 2005. The Company expects that its operating cash flow and existing credit facilities will be sufficient to meet these working capital needs and service its outstanding debt.

The Company will host a conference call to discuss the Company’s third quarter 2004 financial results, recent developments and business strategy on Wednesday, November 3, 2004, at 11:00 a.m. Eastern Time.  To participate in the conference call, dial 1-800-374-0191 approximately 10 minutes prior to the scheduled start time.

If you are unable to participate, a digital replay of the call will be available from November 3, 2004 at 1:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on November 9, 2004 by dialing 1-800-642-1687 with conference ID #1308040.  The live broadcast of Curative Health Services quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com and on www.companyboardroom.com. An online replay will be available shortly after the call through November 9, 2004 at those sites.

About Curative Health Services

Curative Health Services, Inc. seeks to deliver high-quality care and clinical results for patients with serious or chronic medical conditions.

The Specialty Infusion business, through its national footprint of Critical Care Systems’ local pharmacy branches, provides products, related clinical services and disease management support to patients with chronic or severe conditions such as hemophilia and other bleeding disorders, chronic or severe infections, gastrointestinal illnesses that prohibit oral digestion and other severe conditions requiring nutritional support, immune system disorders, cancer and susceptibility to respiratory syncytial virus.

The Wound Care Management business is a leader in the area of disease management specializing in chronic wound care management.  The Wound Care Management business manages, on behalf of hospital clients, a nationwide network of Wound Care Center® programs that offer a comprehensive range of services for treatment of chronic wounds.

For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Factors that might cause such differences include, but are not limited to, risks associated with our acquisition of Critical Care Systems including, but not limited to, integration risks and costs, risks of client retention, and risks associated with the operations of the acquired business, as well as risks in our current businesses such as the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in government regulations relating to the Company’s Specialty Infusion or Wound Care Management businesses, changes in the regulations governing third party reimbursements for the Company’s services, manufacturing shortages of products sold by Curative’s Specialty Infusion business, the impact of competitive products and pricing, the ability to maintain pricing arrangements with suppliers that preserve margins, the seasonality and variability of operating results, the Company’s ability to implement its strategies and achieve its objectives and the other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are referred to the Company’s Registration Statement on Form S-4 filed July 29, 2004, as amended, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, for further discussion of these and other risk factors that could affect future results.

###

(Tables Follow)

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Condensed Consolidated Statements of Operations

(In Thousands, except for per share data)

	Unaudited Three Months Ended Septmber 30,			Unaudited Nine Months Ended September 30,
	2004	2003		2004	2003

Revenues	$68,742	$46,587		$198,740	$149,296
Costs and expenses:
Cost of product sales and services	53,846	30,998		153,156	100,413
Selling, general & administrative	10,673	10,221		31,808	27,516
Total charges incurred (see reconciliation table following)	1,269	1,793		6,327	5,332
Total costs and operating expenses	65,788	43,012		191,291	133,261

Income from operations	2,954	3,575		7,449	16,035

Other (expense) income	(807)	3		(699)	7
Interest expense	5,569	661		10,178	1,673

(Loss) income before income taxes	(3,422)	2,917		(3,428)	14,369

Income tax (benefit) provision	(1,355)	1,152		(1,363)	5,676

Net (loss) income	$(2,067)	$1,765		$(2,065)	$8,693

Net (loss) income per common share, basic	$(0.16)	$0.14		$(0.16)	$0.70

Net (loss) income per common share, diluted	$(0.16)	$0.13	(1)	$(0.16)	$0.64	(1)

Denominator for basic earnings per share, weighted average common shares	13,092	12,434		13,089	12,344

Denominator for diluted earnings per share, weighted average common shares assuming conversions	13,092	14,025		13,089	13,880

(1)  Calculated under the “as if converted” method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest relating to those convertible notes.

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Reconciliation of GAAP Net (loss) income to Adjusted net (loss) income

(In thousands, except for per share data)

	Unaudited Three Months Ended September 30,		Unaudited Nine Months Ended September 30,
	2004	2003	2004	2003

GAAP net (loss) income	$(2,067)	$1,765	$(2,065)	$8,693

Adjustments:
Costs related to Critical Care Systems integration	1,028	—	5,823	—

Litigation expense	241	—	504	—
Subtotal	1,269	—	6,327	—

Hemophilia reimbursement allowance		—	1,033	—
Amortization of intangibles and long term incentive compensation	640	—	1,178	—
Costs of convertible note offering not completed due to market conditions		682		682

Costs of acquisitions not completed		329		329
Costs of credit facility termination and corporate structure reorganization	—	274	—	1,100

Change in fair value of interest rate swap	851		759
Costs of pharmacy consolidation and executive terminations	—	508	—	3,221

Subtotal of adjustments	2,760	1,793	9,297	5,332

Tax benefit	(1,093)	(708)	(3,681)	(2,106)

Adjusted net (loss) income	$(400)	$2,850	$3,551	$11,919

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Reconciliation of GAAP Net (loss) income per common share, diluted to Adjusted Net (loss) income per common share, diluted

(In thousands, except for per share data)

	Unaudited Three Months Ended September 30,				Unaudited Nine Months Ended September 30,
	2004		2003		2004		2003

GAAP net (loss) income per common share, diluted	$(0.16)		$0.13	(1)	$(0.16	)(1)	$0.64	(1)

Adjustments:
Costs related to Critical Care Systems integration	0.08		—		0.42		—

Litigation expense	0.02		—		0.04		—
Hemophilia reimbursement allowance	—		—		0.08		—
Amortization of intangibles and long term incentive compensation	0.05		—		0.09		—
Costs of convertible note offering not completed due to market conditions	—		0.05		—		0.05

Costs of acquisitions not completed	—		0.02		—		0.02
Costs of credit facility termination and corporate structure organization	—		0.02		—		0.08

Change in fair value of interest rate swap	0.06		—		0.05		—
Costs of pharmacy consolidation and executive terminations	—		0.04		—		0.23

Subtotal of adjustments	0.21		0.13		0.68		0.38

Tax benefit	(0.08)		(0.05)		(0.27)		(0.15)

Adjusted net (loss) income per common share, diluted	$(0.03	)(2)	$0.21	(1)	$0.27	(1)	$0.87	(1)

Denominator for diluted earnings per share, weighted average common shares assuming conversions	13,092		14,025		13,748		13,880

(1) Calculated under the “as if converted” method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

(2) Basic shares were used to calculate net loss per common share, diluted, for the three months ended September 30, 2004 as using the effects of stock options and convertible notes would have an anti-dilutive effect on earnings per share.

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Reconciliation of GAAP Net (loss) income to EBIT and Adjusted EBIT

	Unaudited Three Months Ended September 30,		Unaudited Nine Months Ended September 30,
	2004	2003	2004	2003

GAAP net (loss) income	$(2,067)	$1,765	$(2,065)	$8,693

Adjustments:
Income tax (benefit) provision	(1,355)	1,152	(1,363)	5,676
Interest expense	5,569	661	10,178	1,673
Change in fair value of interest rate swap	851		759
Other income	(44)	(3)	(60)	(7)
EBIT	2,954	3,575	7,449	16,035

Adjustments:
Costs related to Critical Care Systems integration	1,028	—	5,823	—

Litigation expense	241	—	504	—
Subtotal	1,269	—	6,327	—

Hemophilia reimbursement allowance	—	—	1,033	—
Cost of convertible note offering not completed due to market conditions	—	682	—	682
Costs of acquisitions not completed	—	329	—	329
Costs of credit facility termination and corporate structure reorganization	—	274	—	1,100
Costs of pharmacy consolidation and executive terminations	—	508	—	3,221
Subtotal of adjustments	1,269	1,793	7,360	5,332

Adjusted EBIT	$4,223	$5,368	$14,809	$21,367

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Reconciliation of GAAP Net (loss) income to EBITDA and Adjusted EBITDA

	Unaudited Three Months Ended September 30,		Unaudited Nine Months Ended September 30,
	2004	2003	2004	2003

GAAP net (loss) income	$(2,067)	$1,765	$(2,065)	$8,693

Adjustments:
Income tax (benefit) provision	(1,355)	1,152	(1,363)	5,676
Interest expense	5,569	661	10,178	1,673

Change in fair value of interest rate swap	851		759
Other income	(44)	(3)	(60)	(7)
Depreciation and amortization	1,561	765	3,894	1,949
EBITDA	4,515	4,340	11,343	17,984

Adjustments:
Costs related to Critical Care Systems integration	1,028	—	5,823	—

Litigation expense	241	—	504	—
Subtotal	1,269	—	6,327	—
Hemophilia reimbursement allowance	—	—	1,033	—
Cost of convertible note offering not completed due to market conditions	—	682		682

Costs of acquisitions not completed	—	329		329
Costs of credit facility termination and corporate structure reorganization	—	274	—	1,100

Costs of pharmacy consolidation and executive terminations	—	508	—	3,221
Subtotal of adjustments	1,269	1,793	7,360	5,332

Adjusted EBITDA	$5,784	$6,133	$18,703	$23,316

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Condensed Consolidated Balance Sheet

(Dollars in thousands)

	Unaudited September 30, 2004	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$3,517	$1,072
Accounts receivable, net	76,232	55,217
Deferred tax assets	3,680	2,984
Inventories	13,205	11,237
Prepaids and other current assets	7,277	4,270
Total current assets	103,911	74,780

Property and equipment, net	10,550	7,890
Goodwill and intangibles	279,217	150,040
Other long-term assets	12,113	1,228

Total assets	$405,791	$233,938

Liabilities and Stockholders’ Equity
Current liabilities:

Accounts payable and accrued expenses	$45,973	$41,401
Other current liabilities	326	—
Current portion of long- term liabilities	3,871	7,911
Total current liabilities	50,170	49,312

Other long term liabilities	2,603	1,307
Long term debt	209,615	39,599
Total long-term liabilities	212,218	40,906

Stockholders’ equity	143,403	143,720

Total liabilities and stockholders’ equity	$405,791	$233,938

Editor’s Note:  This release is also available on the Internet over the World Wide Web at

http://www.curative.com

###